Exhibit 99.2

Form of Proxy of Hancock Holding Company

HANCOCK HOLDING COMPANY

P. O. BOX 4019

GULFPORT, MS 39502

PROXY FOR SPECIAL MEETING TO BE HELD ON                     , 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder of Hancock Holding Company, does hereby nominate, constitute, and appoint James B. Estabrook, Jr. and John M. Hairston each of them, as proxies (with full power of substitution), and hereby authorizes them to vote upon all matters that may properly come before the meeting including the matters described in the Joint Proxy Statement/Prospectus furnished herewith, subject to any directions indicated below, with full power to vote all shares of Common stock of Hancock Holding Company held of record by the undersigned on                     , 2011, at the Special Meeting of shareholders to be held on                     , 2011, or any adjournment(s) thereof.

UNLESS OTHERWISE INDICATED, THE PROXIES WILL VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2.

The Board of Directors Recommends you vote FOR Proposal 1 and FOR Proposal 2.

Proposal 1.	Approve the merger agreement, dated as of December 21, 2010, by and between Hancock Holding Company and Whitney Holding Corporation, as such agreement may be amended from time to time.

FOR    ☐                             AGAINST    ☐                             ABSTAIN    ☐

Proposal 2.

Approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal.

FOR    ☐                             AGAINST    ☐                             ABSTAIN    ☐

PLEASE NOTE:

Shareholders registered with the Company’s Transfer Agent (Hancock Bank Corporate Trust Department) may vote their shares in one of three ways: in person, by returning the entire proxy card in the enclosed self-addressed envelope or by voting on the Internet at the following website address; https://www.hancockshareholder.com/hancock/pxsignon.asp. If voting on the website, you will need to use the control number(s) listed on this proxy card to vote your shares. Online proxy voting will close at 12:00 p.m., Central Daylight Time on                     , 2011. Any registered shareholder who has questions concerning the procedures for voting their proxy on line should contact the Hancock Bank Corporate Trust Services Department at (228) 563-7652 or 1-800-522-6542, ext. 87652.

Control Number:	DATED:	, 2011

Signature:

Signature:

When signing as attorney, executor, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Number of shares:

IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK HERE ☐ WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN AT ONCE.